As filed with the Securities and Exchange Commission on November 24, 2008

Registration No. 333-140013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3/A

Post-Effective Amendment No. 4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	87-0352095
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9870 Plano Road

Dallas, Texas 75238

(972) 686-0369

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon S. Ross

Cubic Energy, Inc.

9870 Plano Road

Dallas, Texas 75237

(972) 686-0369

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David R. Earhart

Gardere Wynne Sewell LLP

1601 Elm Street, Suite 3000

Dallas, Texas 75201

(214)999-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

CUBIC ENERGY, INC.

11,820,000 SHARES

COMMON STOCK

This prospectus relates to the resale by the holders of 8,120,000 shares of our common stock and up to 3,700,000 shares of our common stock issuable upon the exercise of warrants to purchase shares of our common stock.

We will not receive any of the proceeds from the resale of shares offered by the selling shareholders under this prospectus.

Our common stock is listed on the NYSE Alternext US under the symbol “QBC.” On November 21, 2008 the closing price for the common stock as reported on the NYSE Alternext US was $1.26 per share.

Investing in our common stock involves risks, including those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended, as discussed on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 24, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, the selling shareholders may offer from time to time shares of common stock. You should read this prospectus and any prospectus supplement as well as additional information described under “Where You Can Find More Information” and “Documents Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Unless the context otherwise requires, the terms “we,” “our,” “us,” and “the Company” refer to Cubic Energy, Inc., a Texas corporation.

ii

PROSPECTUS SUMMARY

This summary highlights information about Cubic Energy, Inc. and other information contained in this prospectus. Because it is a summary, it does not contain all the information you should consider before investing in our common stock. You should read carefully this entire prospectus and the documents that we incorporate herein by reference, including the section entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section below entitled “Where You Can Find More Information.”

The Company

Cubic Energy, Inc. is an independent energy company engaged in the development and production of, and exploration for, crude oil and natural gas. Our oil and gas assets are concentrated principally in Texas and Louisiana.

Our principal executive offices are at 9870 Plano Road, Dallas, Texas 75238 and our telephone number at that address is (972) 686-0369.

The Offering

On December 15, 2006, the Company entered into Subscription and Registration Rights Agreements (the “Subscription Agreements”) with certain investors (the “Investors”). One of the Investors, William Bruggeman (and entities affiliated with him) was the beneficial owner, prior to this transaction, of approximately 23.0% of the common stock of the Company. Another Investor, Bob Clements, is a director of the Company. The remaining Investors had no material relationship with the Company.

Pursuant to the Subscription Agreements, the Investors paid aggregate consideration of $3,940,000 to the Company for 7,880,000 shares of the Company’s common stock and warrants exercisable into 3,940,000 shares of common stock. The warrants are exercisable through November 30, 2011, at $0.70 per share. Certain of the warrants have been exercised.

The shares and warrants were issued by the Company in reliance upon an exemption from registration set forth in Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving a public offering.

The selling shareholders will determine when and how they will sell the common stock offered by this prospectus. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the common stock offered by this prospectus.

RISK FACTORS

Investing in our common stock involves risk. Before you decide whether to purchase any of our common stock, in addition to the other information in this prospectus and the documents incorporated by reference, you should carefully consider the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from the results discussed in the forward-looking statements. Generally, forward-looking statements include words or phrases such as “management anticipates,” “the Company believes,” “the Company anticipates,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: (i) industry conditions and competition, (ii) the cyclical nature of the industry, (iii) domestic and worldwide supplies and demand for oil and gas, (iv) operational risks and insurance, (v) environmental liabilities which may arise in the future which are not covered by insurance or indemnity, (vi) the impact of current and future laws and government regulations, as well as repeal or modification of same, affecting the oil and gas industry and our operations in particular, (vii) production levels and other activities of OPEC and other oil and gas producers, and the impact that the above factors and other events have on the current and expected future pricing of oil and natural gas, and (viii) the risks described from time to time in our reports filed with the Securities and Exchange Commission. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling shareholders. We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. However, we may receive proceeds from the exercise of warrants.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the current material terms of our capital stock. Because it is only a summary, it does not contain all information that may be important to you. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and bylaws. For information on how to obtain copies of our articles of incorporation and bylaws, see “Documents Incorporated by Reference.”

General

As of the date of this prospectus, our authorized capital stock consists of 100,000,000 shares of common stock, $0.05 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. No other classes of stock are authorized or expected to be authorized under our articles of incorporation.

Common Stock

Each holder of our common stock is entitled to one vote for each share of common stock held of record by such holder. Holders of our common stock, voting as a single class, are entitled to elect all of the directors of the Company. Matters submitted for shareholder approval generally require a majority vote. Holders of our common stock are entitled to receive ratably such dividends as may be declared by our board out of funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our net assets. Holders of our common stock have no preemptive, redemption, conversion or other subscription rights.

Preferred Stock

Our board has the power, without further vote of shareholders, to authorize the issuance of up to 10,000,000 shares of our preferred stock and to fix and determine the terms, limitations and relative rights and preferences of any shares of our preferred stock. This power includes the authority to establish voting, dividend, redemption, conversion, liquidation and other rights of any such shares. Our preferred stock may be divided into such number of series as our board determines. There are no shares of our preferred stock currently outstanding.

Transfer Agent

The registrar and transfer agent for our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034-8543, telephone number (469) 633-0101.

Listing

Our common stock is listed on the NYSE Alternext US under the symbol “QBC.”

SELLING SHAREHOLDERS

This prospectus relates to the registration of shares of our outstanding common stock, plus shares issuable upon exercise of warrants to purchase shares of our common stock. The selling shareholders are not broker-dealers or affiliates of a broker-dealer. Because the shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and the issuance of those shares was not registered with the SEC, the selling shareholders currently hold “restricted stock.”

The following table sets forth, to the best of our knowledge, information concerning the selling shareholders, the number of shares currently held by the selling shareholders, the number of shares to be offered and sold by the selling shareholders and the amount and percentage of common stock that will be owned by the selling shareholders following the offering (assuming sale of all shares of common stock being offered) by the selling shareholders:

	Number of Shares Owned				Number of Shares
	Before Offering				Owned After Offering
	No. of	Warrant	Percent	Shares	No. of	Percent
Selling Shareholders	Shares	Shares	of Class	Offered	Shares	of Class
William L. Bruggeman and Ruth J. Bruggeman, JTWROS	15,954,897	1,544,000	28.3%	4,632,000	12,866,897	20.8%
Steven Scott Bruggeman	3,165,955	1,024,000	6.8%	3,072,000	1,117,955	1.8%
Diversified Dynamics Corporation	2,034,000	600,000	4.3%	1,800,000	834,000	1.4%
Pat N. Wardlaw	546,000	—	*	300,000	246,000	*
Charles Arthur Shoultz, Jr.	410,000	—	*	300,000	110,000	*
Bob L. Clements (1)	757,527	50,000	1.3%	150,000	657,527	1.1%
Diane M. Erickson and Phyllis K. Harding, JTWROS	95,000	—	*	75,000	20,000	*
D.W. Steinkamp	50,000	25,000	*	75,000	—	—
Bruce Silver	50,000	25,000	*	75,000	—	—
William Louis Bruggeman III	48,000	24,000	*	72,000	—	—
Katie Christine Bruggeman	48,000	24,000	*	72,000	—	—
Christine T. Bruggeman Irrevocable Trust	48,000	24,000	*	72,000	—	—
William L. Bruggeman IV Irrevocable Trust	48,000	24,000	*	72,000	—	—
Daniel John Bruggeman	48,000	24,000	*	72,000	—	—
Robyn Christine Bruggeman	48,000	24,000	*	72,000	—	—
Gavin C. Bruggeman Irrevocable Trust	48,000	24,000	*	72,000	—	—
Jon Joseph Bruggeman	48,000	24,000	*	72,000	—	—
Sally Bruggeman	48,000	24,000	*	72,000	—	—
Jamie S. Bruggeman Irrevocable Trust	48,000	24,000	*	72,000	—	—
Nicole P. Bruggeman Irrevocable Trust	48,000	24,000	*	72,000	—	—
Jacki Rae Bruggeman	48,000	24,000	*	72,000	—	—
Katie J. Bruggeman Irrevocable Trust	48,000	24,000	*	72,000	—	—
Scott S. Bruggeman Irrevocable Trust	48,000	24,000	*	72,000	—	—
Thomas William Bruggeman	48,000	24,000	*	72,000	—	—
Nancee Jo Bruggeman	48,000	24,000	*	72,000	—	—
Kelli C. Bruggeman Irrevocable Trust	48,000	24,000	*	72,000	—	—
Robert T. Bruggeman Irrevocable Trust	48,000	24,000	*	72,000	—	—
Debra Rose Flaherty and Andrew P. Flaherty, JTWROS	15,000	—	*	15,000	—	—
Page E. Harding Trust	15,000	—	*	15,000	—	—
Andre J. Erickson Trust	15,000	—	*	15,000	—	—
	23,972,379	3,700,000	43.2%	11,820,000	15,852,379	24.8%

* Less than one percent.

(1) Director of the Company

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. Distributions of the shares by the selling shareholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

•                  a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•                  exchange distributions and/or secondary distributions;

•                  sales in the over-the-counter market;

•                  underwritten transactions;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•                  privately negotiated transactions.

Such transactions may be effected by the selling shareholders at market prices prevailing at the time of sale or at negotiated prices. The selling shareholders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling shareholders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling shareholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling shareholders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the common stock under this prospectus, the selling shareholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders also may sell shares of common stock short and deliver them to close out the short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

The selling shareholders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling shareholders will sell any or all of the shares offered under this prospectus.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon by Gardere Wynne Sewell LLP, Dallas, Texas.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2008 have been so incorporated in reliance on the report of Phillip Vogel PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the common stock to be sold by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street NE, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Washington, D.C. 20549-1004. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.cubicenergyinc.com. The content of our website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The following documents are incorporated by reference in this prospectus:

•                  Annual Report on Form 10-K for the fiscal year ended June 30, 2008; as amended by Form 10-K/A (Amendment No.1) filed with the SEC on November 20, 2008;

•                  Quarterly Report on Form 10-Q for the quarter ended September 30, 2008;

•                  Current Reports on Form 8-K filed with the SEC on October 9, 2008 and October 15, 2008; and

•                  The description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on July 31, 2008.

We also incorporate by reference all documents we may subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the initial filing date of the registration statement of which this prospectus is a part and prior to the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write:

Cubic Energy, Inc.

9870 Plano Road

Dallas, Texas 75238

Attention: Investor Relations

Tel: (972) 686-0369

CUBIC ENERGY, INC.

COMMON STOCK

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.              Other Expenses of Issuance and Distribution

The estimated expenses in connection with this offering to be paid by us are as follows:

Amount To Be Paid
SEC registration fee	$935.91
Legal fees and expenses	5,000.00
Accounting fees and expenses	5,000.00

Total	$10,935.91

Item 15.              Indemnification of Directors and Officers

The Registrant’s Articles of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its shareholders for monetary damages arising from the director’s breach of fiduciary duty as a director, with certain limited exceptions.

Pursuant to the Texas Business Corporation Act (the “Act”), every Texas corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

The Registrant’s Articles of Incorporation contains provisions authorizing it to indemnify its officers and directors to the fullest extent permitted by the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.              Exhibits

Exhibit No.	Document

5.1	Opinion of Gardere Wynne Sewell LLP**

23.1	Consent of Phillip Vogel, PC*

23.2	Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1)**

24.1	Power of Attorney (contained on signature page)**

 * Filed herewith

** Previously filed

Item 17.              Undertakings

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be deemed the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 24, 2008.

CUBIC ENERGY, INC.

By:	/s/ Jon Stuart Ross
Name:	Jon Stuart Ross
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

Chairman of the Board, President,
Chief Executive Officer
*		and Director
Calvin A. Wallen, III		(Principal Executive Officer)	November 24, 2008

/s/Larry Badgley		Chief Financial Officer (Principal
Larry Badgley		Financial and Accounting Officer)	November 24, 2008

/s/ Jon S. Ross
Jon S. Ross		Corporate Secretary and Director	November 24, 2008

*
Gene C. Howard		Director	November 24, 2008

*
Herbert A. Bayer		Director	November 24, 2008

*
Bob L. Clements		Director	November 24, 2008

*By:	/s/ Jon Stuart Ross
Jon Stuart Ross, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Document

5.1	Opinion of Gardere Wynne Sewell LLP**

23.1	Consent of Phillip Vogel, PC*

23.2	Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1)**

24.1	Power of Attorney (contained on signature page)**

 * Filed herewith

** Previously filed